Exhibit 99.1

UBIQUITI NETWORKS REPORTS THIRD QUARTER FISCAL 2019 FINANCIAL RESULTS
~ Revenues of $284.9 million~

New York, NY - May 10, 2019 - Ubiquiti Networks, Inc. (NASDAQ: UBNT) (“Ubiquiti” or the “Company”) today announced results for the third quarter fiscal 2019, ended March 31, 2019.
Third Quarter Fiscal 2019 Financial Highlights
•Revenues of $284.9 million, increasing 13.8% year-over-year
•GAAP net income of $88.3 million and GAAP diluted EPS of $1.25
•Non-GAAP net income of $88.9 million and non-GAAP diluted EPS of $1.26, increasing 28.6% year-over-year
Additional Highlights
•The Company repurchased and retired 91,249 shares of common stock for $9.0 million at an average price of $98.63 per share during the third quarter fiscal 2019.
•The Company has $178.2 million of availability remaining under the $200 million share repurchase program announced on November 9, 2018.
•The Company's Board of Directors declared a $0.25 per share cash dividend payable on May 28, 2019 to shareholders of record at the close of business on May 20, 2019.

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F3Q19	F2Q19	F3Q18
Revenues	284.9	307.3	250.4
Service Provider Technology	109.4	113.2	100.9
Enterprise Technology	175.5	194.1	149.5
Gross profit	132.8	140.2	114.5
Gross Profit (%)	46.6%	45.6%	45.7%
Total Operating Expenses	30.7	48.6	29.6
Income from Operations	102.1	91.7	84.9
GAAP Net Income	88.3	77.8	102.7
GAAP EPS (diluted)	1.25	1.09	1.32
Non-GAAP Net Income	88.9	95.1	76.0
Non-GAAP EPS (diluted)	1.26	1.33	0.98

Ubiquiti Networks, Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Service Provider Technology	$109,379	$100,892	$327,558	$340,659
Enterprise Technology	175,532	149,512	547,534	406,424
Total revenues	$284,911	$250,404	$875,092	$747,083

Ubiquiti Networks, Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
North America	$109,135	$94,800	$349,740	$285,927
South America	22,976	19,882	58,059	71,681
Europe, the Middle East and Africa	125,662	113,738	384,985	309,078
Asia Pacific	27,138	21,984	82,308	80,397
Total revenues	$284,911	$250,404	$875,092	$747,083
Income Statement Items
Revenues
Revenues for the third quarter fiscal 2019 were $284.9 million, representing a decrease from the prior quarter of 7.3% and an increase from the comparable prior year period of 13.8%. Revenues for the first nine months of fiscal 2019 were $875.1 million, representing an increase of 17.1% from the first nine months of fiscal 2018.
We believe the sequential decline in revenues for the third quarter fiscal 2019 is primarily due to distributor ordering patterns and as described in the “Outlook” section below, we expect to achieve revenues for the fiscal year ending June 30, 2019 at the high end of the guidance range previously provided.
Gross Margins
During the third quarter fiscal 2019, GAAP gross profit was $132.8 million. GAAP gross margin of 46.6% increased 0.9% versus the comparable prior year period GAAP gross margin of 45.7% and increased 1.0% versus the prior quarter GAAP gross margin of 45.6%.
The increase in gross margin as a percentage of revenue for the third quarter fiscal 2019 as compared to the comparable prior year period was driven by the mix of products sold and offset, in part, by higher indirect expenses. The increase in gross margin as a percentage of revenue for the third quarter fiscal 2019 as compared to the second quarter fiscal 2019 was driven by the mix of products sold and lower indirect expenses.
We expect to incur costs as a result of tariffs on certain products imported into the U.S. from China. However, we anticipate mitigating the effect of the tariffs in the long-term and therefore our long-term gross margins are expected to remain between 45% to 50%
Research and Development
During the third quarter fiscal 2019, research and development (R&D) expenses were $21.3 million. This reflects an increase as compared to the R&D expenses of $17.4 million in the comparable prior year period and R&D expense of $20.0 million in the prior quarter.
Increased costs in third quarter fiscal 2019 as compared to both the prior year period and prior quarter is primarily driven by higher employee-related expenses. R&D expenses represented 7.5% of revenues in the third quarter fiscal 2019, which is in line with the Company's target model range of 6% to 8%.
Sales, General and Administrative
The Company’s sales, general and administrative (“SG&A”) expenses for the third quarter fiscal 2019 were $9.4 million. This reflects a decrease as compared to the SG&A expenses of $12.2 million in the comparable prior year period and SG&A expenses of $10.6 million in the prior quarter. The decrease in SG&A costs as compared to the prior year period was primarily related to lower professional fees and lower employer payroll taxes associated with tax withholding related to settlement of equity awards recorded in the third quarter fiscal 2018. The decrease in SG&A costs as compared to the prior quarter was primarily related to lower professional fees.
SG&A expenses represented 3.3% of revenues in the third quarter fiscal 2019, which is in line with the Company’s target model range of 3% to 5%.
Taxes
The GAAP effective tax rate was 11.4% for the nine months ended March 31, 2019. For long-term planning purposes, we assume a target effective tax rate of 11% to 14%.
Net Income and Earnings Per Share
During the third quarter fiscal 2019, GAAP net income was $88.3 million and non-GAAP net income was $88.9 million. This reflects an increase in non-GAAP net income from the comparable prior year period by 16.9%, primarily driven by a 13.8% increase in revenues and a higher gross margin.
During the third quarter fiscal 2019, GAAP earnings per diluted share were $1.25 and non-GAAP earnings per diluted share were $1.26. This reflects an increase in non-GAAP earnings per diluted share from the comparable prior year period by 28.6%, primarily driven by higher non-GAAP net income and a reduction in non-GAAP diluted shares outstanding.
Balance Sheet Items
Cash and Investments
Total cash and cash equivalents were $310.3 million as of March 31, 2019 compared with $666.7 million as of June 30, 2018. In addition, as of March 31, 2019, we held $102.0 million in available-for-sale securities. During the third quarter fiscal 2019, the Company repurchased 91,249 shares of common stock for $9.0 million at an average price of $98.63 per share.
DSOs
This quarter the Company experienced a decline in days sales outstanding (DSOs) in accounts receivable of 51 days, as compared with 52 days in the second quarter fiscal 2019.
Inventory
Finished goods inventory as of March 31, 2019 was $276.7 million, representing an increase of $25.0 million from December 31, 2018 and an increase of $180.0 million from June 30, 2018. Finished goods inventory increased during both periods due to increased production of inventory to satisfy expected demand for our products. We expect to manage our finished goods inventory to meet demand, reduce lead times and secure supply.
Cash Flow Statement Items
The Company’s net cash flow from operations for the nine months ended March 31, 2019 was $158.3 million, compared with a net cash flow from operations of $285.1 million for the comparable prior year period. The $126.9 million decrease in operating cash flow for the nine months ended March 31, 2019 as compared with the comparable prior year period was primarily driven by the net impact of increased inventory and the corresponding payables, partially offset by higher net income. For the nine months ended March 31, 2019, the Company used $400.7 million of cash for financing activities, which was driven by $328.1 million in stock repurchases and $53.8 million in cash dividend payments.
Outlook
Based on recent business trends, the Company expects to achieve results at the high end of the guidance range previously provided for the full fiscal year ending June 30, 2019.
About Ubiquiti Networks
Ubiquiti Networks is focused on democratizing network technology on a global scale — aggregate shipments of nearly 85 million devices play a key role in creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UNMS and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.
Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.
Investor Relations Contact
Laura Kiernan
High Touch Investor Relations
laura.kiernan@ubnt.com
Ph. 1-914-598-7733
Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, "will", “anticipate”, “believe”, “estimate”, “expect”, "forecast", “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding expectations for financial results for the full fiscal year 2019, and statements regarding expectations of the impact of tariffs, expected impact of taxes on our liquidity and results of operations, our cash position, expenses, DSOs, number of distributors and resellers, shipments, the introduction of new consumer products, Gross Margins, R&D, SG&A, tax rates, inventory turns, growth opportunities, demand and long term global environment for our products, new products, and financial performance estimates including revenues and GAAP diluted EPS for the Company's full fiscal year 2019, and any statements or assumptions underlying any of the foregoing.
Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of U.S. tariffs on results, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and distributors' inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. Securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2018, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC's website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Networks Investor Relations Department, by email at IR@ubnt.com or by visiting the Investor Relations section of the Ubiquiti Networks website, http://ir.ui.com.
Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Networks undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Networks, Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Revenues	$284,911	$250,404	$875,092	$747,083
Cost of revenues	152,081	135,928	470,425	424,052
Gross profit	$132,830	$114,476	$404,667	$323,031
Operating expenses:
Research and development	21,341	17,420	59,540	54,816
Sales, general and administrative	9,352	12,186	33,715	30,203
Litigation settlement	—	—	18,000	—
Total operating expenses	30,693	29,606	111,255	85,019
Income from operations	102,137	84,870	293,412	238,012
Interest expense and other, net	(3,447)	(4,681)	(9,186)	(8,534)
Income before income taxes	98,690	80,189	284,226	229,478
Income tax expense (benefit)	10,390	(22,550)	32,427	103,274
Net income	$88,300	$102,739	$251,799	$126,204
Net income per share of common stock:
Basic	$1.25	$1.34	$3.50	$1.61
Diluted	$1.25	$1.32	$3.50	$1.58
Weighted average shares used in computing net income per share of common stock:
Basic	70,540	76,782	71,856	78,200
Diluted	70,692	77,953	72,036	79,661

Other comprehensive income:
Unrealized gains on available-for-sale securities	325	—	177	—
Comprehensive income	$88,625	$102,739	$251,976	$126,204

Ubiquiti Networks, Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Nine Months Ended March 31,
	March 31, 2019	December 31, 2018	March 31, 2018	2019	2018
Net Income	$88,300	$77,796	$102,739	$251,799	$126,204
Stock-based compensation:
Cost of revenues	26	261	39	320	324
Research and development	555	497	527	1,519	1,353
Sales, general and administrative	171	21	166	467	747
Net Tax Benefits related to Equity Awards Exercises and Vesting	—	—	(27,419)	—	(28,188)
Tax Reform Transition Tax	—	2,765	—	2,765	112,798
Litigation settlement	—	18,000	—	18,000	—
SEC Related matters	—	—	317	—	317
Tax effect of Non-GAAP adjustments	(177)	(4,200)	(325)	(4,617)	(932)
Non-GAAP net income	$88,875	$95,140	$76,044	$270,253	$212,623
Non-GAAP diluted EPS	$1.26	$1.33	$0.98	$3.75	$2.68

Shares outstanding (Diluted)	70,692	71,406	77,953	72,036	79,661
Share adjustment (ASU 2016-09 Adoption)	—	—	(346)	—	(433)
Weighted-average shares used in Non-GAAP diluted EPS	70,692	71,406	77,607	72,036	79,228
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock-based compensation expense, net tax benefits related to equity awards exercises and vesting, unusual litigation settlements, SEC related matters, Tax Reform Transition Tax and the tax effects of these non-GAAP adjustments.
Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. For example, share-based compensation expense is impacted by the Company’s future price at which the Company’s stock will trade in those future periods. The items that are being excluded are difficult to predict and a reconciliation could result in disclosure that would be imprecise or potentially misleading. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as share-based compensation expenses, are generally incurred each quarter, but the amounts have historically and may continue to vary significantly from quarter to quarter.
Usefulness of Non-GAAP Financial Information to Investors
We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.
About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share
We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

•Stock-based compensation expense
•Net Tax Benefits related to Equity Awards Exercises and Vesting
•Litigation settlement
•Tax Reform Transition Tax
•SEC Related matters
•Tax effect of non-GAAP adjustments, applying the principles of ASC 740

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.
For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.

Ubiquiti Networks, Inc. Condensed Consolidated Balance Sheets (In thousands, except share amounts) (Unaudited)
	March 31, 2019	June 30, 2018 (1)
Assets
Current assets:
Cash and cash equivalents	$310,264	$666,681
Investments — short-term	61,325	—
Accounts receivable, net	159,867	174,521
Inventories	279,924	102,220
Vendor deposits	23,721	39,029
Prepaid income taxes	3,533	—
Prepaid expenses and other current assets	22,513	18,901
Total current assets	861,147	1,001,352
Property and equipment, net	13,412	14,328
Deferred tax assets — long-term	3,106	3,106
Investments — long-term	40,668	—
Other long-term assets	12,216	3,791
Total assets	$930,549	$1,022,577
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$91,437	$14,098
Income taxes payable	14,751	5,780
Debt — short-term	27,550	24,425
Other current liabilities	37,331	68,613
Total current liabilities	171,069	112,916
Income taxes payable — long-term	123,034	127,719
Debt — long-term	438,926	460,352
Other long-term liabilities	9,420	5,842
Total liabilities	742,449	706,829
Stockholders’ equity:
Common Stock	71	74
Additional paid–in capital	769	393
Accumulated other comprehensive income	177	—
Retained earnings	187,083	315,281
Total stockholders’ equity	188,100	315,748
Total liabilities and stockholders’ equity	$930,549	$1,022,577
(1) Derived from audited consolidated financial statements as of and for the fiscal year ended June 30, 2018.

Ubiquiti Networks, Inc. Condensed Consolidated Cash Flows (In thousands) (Unaudited)
	Nine Months Ended March 31,
	2019	2018
Cash Flows from Operating Activities:
Net income	$251,799	$126,204
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,474	5,069
Amortization of debt issuance costs	836	473
Premium amortization and (discount accretion), net	(555)	—
Write off unamortized debt issuance costs	—	489
Provision for inventory obsolescence	2,995	2,447
Provision/(recovery) for loss on vendor deposits	2,333	15,050
Stock-based compensation	2,306	2,423
Deferred Taxes	—	2,300
Other, net	(399)	148
Changes in operating assets and liabilities:
Accounts receivable	14,888	(17,902)
Inventories	(180,749)	46,462
Vendor deposits	16,170	(4,076)
Prepaid income taxes	(3,533)	(10,332)
Prepaid expenses and other assets	(4,576)	(6,850)
Accounts payable	77,362	23,012
Income taxes payable	4,286	102,293
Deferred revenues	8,687	1,531
Accrued and other liabilities	(39,070)	(3,632)
Net cash provided by operating activities	158,254	285,109
Cash Flows from Investing Activities:
Purchase of property and equipment and other long-term assets	(7,701)	(7,318)
Private equity investment	(5,000)	—
Purchase of investments	(200,791)	—
Proceeds from sale of investments	69,670	—
Proceeds from maturities of investments	29,831	—
Net cash (used in) investing activities	(113,991)	(7,318)
Cash Flows from Financing Activities:
Proceeds from borrowing under the Second Amended & Restated Facility - Term	—	500,000
Proceeds from borrowing under the Amended Credit Facility- Revolver	—	218,500
Repayment against Amended Credit Facility- Revolver	—	(399,500)
Repayment against Credit Facility	(18,750)	(82,500)
Debt Issuance Costs	—	(5,186)
Repurchases of common stock	(328,078)	(381,883)
Payment of common stock cash dividends	(53,770)	—
Proceeds from exercise of stock options	810	1,118
Tax withholdings related to net share settlements of stock options	—	(40,622)
Tax withholdings related to net share settlements of restricted stock units	(892)	(1,110)
Net cash (used in) provided by financing activities	(400,680)	(191,183)
Net (decrease) increase in cash and cash equivalents	(356,417)	86,608
Cash and cash equivalents at beginning of period	666,681	604,198
Cash and cash equivalents at end of period	$310,264	$690,806
Supplemental Disclosure of Cash Flow Information:
Income taxes paid, net of refunds	$31,284	$18,944
Interest paid	$18,228	$9,955
Non-Cash Investing and Financing Activities:
Unpaid stock repurchases	$—	$21,984
Unpaid property and equipment and other long-term assets	$120	$180
Net unsettled investment purchases, sales and maturities	$(29)	$—

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